SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 25, 2005

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.      Material Impairments

         (a)         On January 25, 2005 the Corporation determined that a Fannie Mae preferred stock was other than temporarily impaired.

         (b)         The amount of impairment is $1,400,000

         (c)         None

Item 9.01.      Financial Statements and Exhibits

        CNB Financial Corporation, the holding company for County National Bank, announced today that it intends to record an other-than-temporary impairment non-cash after-tax charge of $910,000, or $0.10 per share, in the quarter ending December 31, 2004 related to $5,000,000 face value of perpetual preferred stock issued by Fannie Mae, a Government sponsored entity.

Exhibit 99 News Release announcing fourth quarter charge on Fannie Mae preferred stock.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: January 25, 2005	By: /s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr. Treasurer

Exhibit Index

Number                           Description

Exhibit 99                       News Release announcing fourth quarter charge on Fannie Mae preferred stock.

Exhibit 99

News Release

CCNE NASDAQ L I S T E D	Contact: Joseph B. Bower, Jr. Treasurer (814) 765-9621

CNB FINANCIAL CORPORATION TAKES FOURTH QUARTER CHARGE ON FANNIE MAE PREFERRED STOCK

Clearfield, Pennsylvania – January, 2005

CNB Financial Corporation, (the “Corporation”), the holding company for County National Bank, announced today that it intends to record an other-than-temporary impairment non-cash after-tax charge of $910,000, or $0.10 per share, in the quarter ending December 31, 2004 related to $5,000,000 face value of perpetual preferred stock issued by Fannie Mae, a Government sponsored entity. The perpetual preferred stock issues are investment grade securities (AA- by S&P, Aa3 by Moody’s) that are held in the Corporation’s available-for-sale securities portfolio. The decline in value of these securities was previously recorded as an unrealized mark-to-market loss on securities available-for-sale and reflected as a reduction to equity through accumulated other comprehensive income. Accordingly, the reclassification of the unrealized after-tax loss to an other-than-temporary impairment non-cash charge will not affect stockholders’ equity. The decision to reclassify the unrealized mark-to-market losses on these securities to an other-than-temporary impairment charge is based on a conservative interpretation of generally accepted accounting principles and SEC accounting guidance, and does not reflect management’s expectation for the long-term value of these investment grade securities.

The dividend rate for this security re-prices every two years, and most recently re-priced in March of 2004. As such, management believes that the securities’ fair value fluctuates primarily with the volatility in interest rates. In addition, management believes that the credit risk associated with the security is minimal based on current published credit ratings. The Corporation has elected to take this non-cash charge in order to be consistent with the current conservative interpretation of the accounting standard for impairment.

County National Bank, a subsidiary of CNB Financial Corporation, is a leader in providing integrated financial solutions, which creates value for both consumers and businesses. These solutions consist of a family of products and services developed to support the evolving needs of our customers from traditional to innovative. For over 137 years, CNB has proudly built long-term customer relationships by being reliable and competitively priced.

Being a regional independent bank in North Central Pennsylvania, County National Bank, headquartered in Clearfield, PA, serves six counties with 20 full-service offices, telephone banking, Internet banking, a centralized Customer Service Center and two Loan Production Offices in Johnstown and Warren, PA.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.